Execution Version

Exhibit 10.1

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
This Amendment (“Amendment”), dated June 29, 2011, is made by and between Schnitzer Steel Industries, Inc. (the “Company”) and Tamara L. Lundgren (“Executive”).
WHEREAS, the Company and Executive are parties to an amended and restated employment agreement dated as of October 29, 2008 (the “Employment Agreement”); and
WHEREAS, the Company and Executive desire to amend the Employment Agreement.
NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and Executive hereby agree as follows:

1.	Amendment to Section 4(a). Section 4(a) of the Employment Agreement shall be amended by deleting the first sentence thereof in its entirety and replacing it with the following new first sentence:
“Effective as of May 1, 2011, Executive's base salary (the “Base Salary”) shall be at the annual rate of $1,000,000.”

2.
Amendment to Section 4(c)(ii). Clause (A) of the first sentence of Section 4(c)(ii) of the Employment Agreement shall be deleted in its entirety and replaced with the following new clause (A), which new clause (A) shall be effective on the first day of the Company's 2012 fiscal year:

“(A) the target annual bonus under the combined bonus plan will be 150% of the Base Salary at the rate in effect on the last day of such fiscal year (the “Target Bonus”),”

3.
Amendment to Section 4(c)(ii). Clause (C) of the first sentence of Section 4(c)(ii) of the Employment Agreement shall be deleted in its entirety and replaced with the following new clause (C), which new clause (C) shall be effective on the first day of the Company's 2012 fiscal year:

“(C) with respect to any fiscal year, the minimum bonus payable to Executive shall be $0 and the maximum bonus payable to Executive shall be three times the amount of the Target Bonus allocated to the Company financial performance component and three times the amount of the Target Bonus allocated to the MBO component,”

4.
Amendment to Section 7(e). Clause (iii) of Section 7(e) of the Employment Agreement and the proviso thereafter shall be deleted in its entirety and replaced with the following new clause (iii) and proviso:

“(iii) in the case of the payments described in Section 7(b)(ii), on the first business day following the date on which Executive has delivered an executed copy of a release of claims in the form attached hereto as Exhibit B (and the revocation period has expired with no revocation of such release). Executive must deliver the release and the revocation period must expire within the 60-day period commencing on the date of termination (the “Release Period”). If the Release Period spans two calendar years, then, notwithstanding clause (iii) herein, the payments described in Section 7(b)(ii) will be made on the first business day of the second calendar year but in all events after the revocation period has expired with no revocation of the release.”

5.	Amendment to Section 7(i). The last sentence of Section 7(i) of the Employment Agreement shall be deleted in its entirety and replaced with the following new last sentence:
“Notwithstanding anything to the contrary herein, to the extent required by Section 409A of the Code, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “Separation from Service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean Separation from Service.”

6.	Addition of Exhibit B. The Employment Agreement shall be amended to add Exhibit B in the form attached hereto.
7.Legal Fees. Upon proper substantiation, the Company shall reimburse Executive for reasonable legal fees and expenses incurred by Executive in connection with the negotiation and preparation of this Amendment.
8.Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
9.Ratification. All other provisions of the Employment Agreement remain unchanged and are hereby ratified by the Company and Executive.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.
SCHNITZER STEEL INDUSTRIES, INC.

By:
Name: Judith K. Johansen
Title: Chair, Compensation Committee

EXECUTIVE

By:
Tamara L. Lundgren

Exhibit B

GENERAL RELEASE
THIS AGREEMENT AND RELEASE, dated as of _______ __, 201_ (this “Agreement”), is entered into by and between Tamara L. Lundgren (“Executive”) and Schnitzer Steel Industries, Inc. (the “Company”).
WHEREAS, Executive is currently employed with the Company; and
WHEREAS, Executive's employment with the Company will terminate effective as of __________ __, 201_;
NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, Executive and the Company hereby agree as follows:
10.Subject to Executive's execution, delivery and non-revocation of this Agreement within 60 days following the date of termination, Executive shall be provided severance pay and other benefits (the “Severance Benefits”) in accordance with the terms and conditions of Section 7 of the employment agreement by and between Executive and the Company, effective as of December 1, 2008 (as amended from time to time) (the “Employment Agreement”); provided that, no such Severance Benefits shall be paid or provided if Executive revokes this Agreement pursuant to Section 4 below.

11.Executive, for and on behalf of herself and Executive's heirs, successors, agents, representatives, executors and assigns, hereby waives and releases any common law, statutory or other complaints, claims, demands, expenses, damages, liabilities, charges or causes of action (each, a “Claim”) arising out of or relating to Executive's employment or termination of employment with, Executive's serving in any capacity in respect of, or Executive's status at any time as a holder of any securities of, any of the Company and any of its affiliates (collectively, the “Company Group”), both known and unknown, in law or in equity, which Executive may now have or ever had against any member of the Company Group or any equityholder, agent, representative, administrator, trustee, attorney, insurer, fiduciary, employee, director or officer of any member of the Company Group, including their successors and assigns (collectively, the “Company Releasees”), including, without limitation, any claim for any severance benefit which might have been due Executive under any previous agreement executed by and between any member of the Company Group and Executive, and any complaint, charge or cause of action arising out of her employment with the Company Group under the Age Discrimination in Employment Act of 1967 (“ADEA,” a law which prohibits discrimination on the basis of age against individuals who are age 40 or older, and including the Older Workers Benefit Protection Act), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act, the Equal Pay Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, and chapters 652, 653 and 659A of the Oregon Revised Statutes, all as amended; and all other federal, state and local statutes, ordinances and regulations. By signing this Agreement, Executive acknowledges that Executive intends to waive and release any rights known or unknown Executive may have against the Company Releasees under these and any other laws; provided that, Executive does not waive or release Claims (i) with respect to the right to enforce this Agreement or those provisions of the Employment Agreement that expressly survive the termination of Executive's employment with the Company, (ii) with respect to any vested right Executive may have under any employee pension or welfare benefit plan of the Company Group, (iii) any rights to indemnification under any applicable indemnification agreement, any D&O insurance policy applicable to Executive and/or the Company's certificates of incorporation, charter and by-laws, or (iv) with respect to any claims that cannot legally be waived.

12.Executive acknowledges that Executive has been given twenty-one (21) days from the date of receipt of this Agreement to consider all of the provisions of the Agreement and, to the extent she has not used the entire 21-day period prior to executing the Agreement, she does hereby knowingly and voluntarily waive the remainder of said 21-day period. EXECUTIVE FURTHER ACKNOWLEDGES THAT SHE HAS READ THIS AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW SHE IS GIVING UP CERTAIN RIGHTS WHICH SHE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE COMPANY RELEASEES, AS DESCRIBED HEREIN AND THE OTHER PROVISIONS HEREOF. EXECUTIVE ACKNOWLEDGES THAT SHE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT AND EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.
13.Executive shall have seven (7) days from the date of Executive's execution of this Agreement to revoke the release, including with respect to all claims referred to herein (including, without limitation, any and all claims arising under ADEA). If Executive revokes the Agreement, Executive will be deemed not to have accepted the terms of this Agreement.
14.This Agreement (a) shall be governed by and construed and enforced in accordance with the internal laws of the State of Oregon, without regard to choice of law rules and (b) contains the entire agreement of the parties with respect to its subject matter and is intended to fully integrate the parties' understandings and agreement on the subject matter of this Agreement.
[Signature page follows]
[Signature Page to General Release]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
SCHNITZER STEEL INDUSTRIES, INC.
_____________________
By:
Its:
EXECUTIVE
_________________________
Tamara L. Lundgren

[Signature Page to General Release]